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                                                                  EXHIBIT 10.40


                     PARTICIPATION AND SEVERANCE AGREEMENT


         AGREEMENT, made and entered into as of May 25, 1998, by and between PULITZER PUBLISHING COMPANY, a Delaware corporation (the "Company"), and JOHN KUENEKE (the "Kueneke").

         1. Retention Award. The Company will pay $250,000 to Kueneke on the earlier of (a) January 1, 2000, or (b) the date of the closing ("Closing") of the acquisition of Pulitzer Broadcasting Company and its subsidiaries (collectively, "PBC") by Hearst-Argyle Television, Inc. pursuant the Agreement and Plan of Merger dated May 25, 1998, by and among the Company, Pulitzer Inc. and Hearst-Argyle Television, Inc., PROVIDED that Kueneke remains in the continuous employ of the Company or PBC until such earlier date.

         2. Transaction Incentive Awards. If the Closing occurs and if Kueneke remains in the continuous employ of the Company or PBC until the date on which the Closing occurs, then Kueneke will be entitled to the payments and benefits described in (a) - (d) below, in addition to the amount payable pursuant to paragraph 1 above.

            (a) Transaction Completion Award. The Company will pay to Kueneke a transaction completion bonus of $375,000 on or as soon as practicable after the date on which the Closing occurs. Kueneke will not be entitled to participate in any discretionary bonus pool to be established for the benefit of certain employees of the Company and PBC in connection with the Closing.

            (b) Cashout of Unexercised Options. The Company will make a cash payment to Kueneke in exchange for the cancellation of all of Kueneke's options to purchase Company stock that are outstanding immediately prior to the Closing, whether or not vested. The amount of the cash payment for each such outstanding option will be equal to the difference between the value and the exercise price of the shares of Company stock covered by the option. For this purpose, unless the Company, acting in a manner that is uniformly applicable to all option holders, determines otherwise, the value of the shares of Company stock covered by an outstanding option will be equal to the number of shares covered by the option multiplied by the average daily closing price per share for the ten trading days immediately prior to the date of the Closing. The aggregate option cashout amount, as so determined, will be payable to Kueneke on or as soon as practicable after the date the Closing occurs.

            (c) Continued Benefits. Kueneke will be permitted to continue to participate in the Company's group health (medical and dental) and life insurance plans on the same contributory basis as active employees for the period beginning on the date of the Closing and ending on the earliest of (1) the second anniversary of the date of Closing, (2) the date of Kueneke's death, and (3) the date Kueneke becomes eligible to receive benefit coverage under another employer plan. Kueneke's right to receive COBRA continuation coverage will not be affected by the continuing group health plan coverage afforded under the preceding sentence.

            (d) Severance Award. Kueneke's employment with the Company and PBC will terminate at the time of the Closing. At or as soon as practicable after the Closing, the Company will make a separation payment to Kueneke in an amount equal to X minus Y, where:


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            X is equal to the lesser of $796,000, or an amount equal to 2.99 times Kueneke's "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986); and

            Y is equal to the total value (determined in accordance with Section 280G of the Internal Revenue Code and regulations thereunder) of all payments, accelerated vesting of stock options and other benefits (other than the severance award payable under this paragraph 2(d)) provided or to be provided to or for the benefit of Kueneke that are considered to be contingent on the change in ownership of the Company within the meaning and for the purposes of Section 280G(b)(2)(A)(i) of the Internal Revenue Code attributable to the transactions consummated as part of the Closing.

The Company may cause payment of the severance award to be deferred if and to the extent that (1) the amount thereof cannot be finally ascertained, or (2) the deferral is necessary in order to avoid the loss of a deduction therefor by reason of the executive compensation deduction limitation of Section 162(m) of the Internal Revenue Code. The portion of the severance award that is deferred (if any) will be payable to Kueneke as soon as practicable after the amount thereof is ascertained or the section 162(m) deduction limitation no longer applies, as the case may be.

         3. Salary and Bonus. At or as soon as practicable after the Closing, the Company will pay Kueneke the unpaid amount, if any, of Kueneke's base salary earned through the date of the Closing, plus the pro rata amount of his annual bonus for the year in which the Closing occurs. Except as otherwise specifically provided, nothing contained in this agreement will affect Kueneke's rights to receive any accrued and unpaid amounts or benefits to which he is or may become entitled to receive under and in accordance with the terms and provisions of any Company employee benefit plan in which Kueneke is a participant.

         4. Death. If the Closing occurs and if Kueneke dies before the Closing and while he is still an employee of the Company or PBC, then, for the purpose of this agreement, Kueneke will be deemed to have lived and to have continued to be employed by the Company or PBC through the date the Closing occurs. In such event, Kueneke's estate will be entitled to receive the amounts that otherwise would have been payable to Kueneke hereunder.

            5. General Provisions.

            (a) Nothing in this agreement is intended to create a contract of employment between Kueneke and the Company or PBC, or to interfere in any way with the right of the Company or PBC to terminate Kueneke's employment at any time.

            (b) In connection with the Closing, the Company may assign to Pulitzer Inc., and Pulitzer Inc. may assume, all or part of the payment and benefit obligations of the Company under this agreement. Kueneke will have no further claim against the Company or PBC with respect to any such payment obligation that is so assigned to and assumed by Pulitzer Inc. All payments made pursuant to this agreement will be subject to applicable withholding taxes.

            (c) No payments made pursuant to this agreement will be treated as compensation for purposes of calculating Kueneke's benefits, if any, under any retirement/pension plan maintained

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by the Company and/or PBC (other than amounts payable under paragraph 3 that are otherwise taken into account for purposes of such plan or plans).



            (d) This agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of laws provisions.

            (e) No amendment or modification of this agreement may be made except by a written instrument signed by the Company and Kueneke.

            (f) All disputes arising under or related to this agreement will be resolved by arbitration. Such arbitration will be conducted by an arbitrator mutually selected by the Company (or Pulitzer Inc., if the dispute relates to an obligation of the Company that is assumed by Pulitzer Inc. at the Closing) and Kueneke (or, if the Company or Pulitzer Inc., as the case may be, and Kueneke are unable to agree upon an arbitrator within ten days, then the Company or Pulitzer Inc., as the case may be, and Kueneke will each select an arbitrator, and the arbitrators so selected will mutually select a third arbitrator, who will resolve such dispute). Such arbitration will be conducted in accordance with the applicable rules of the American Arbitration Association. Any decision rendered by an arbitrator pursuant hereto may be enforced by a court of competent jurisdiction without review of such decision by such court. All attorneys' fees and costs of the arbitration will in the first instance be borne by the respective party incurring such costs and fees, but the arbitrator will award costs and attorneys' fees to the prevailing party.

            (g) This agreement constitutes the entire agreement between the parties hereto relating to the matters encompassed hereby and supersedes any prior oral or written agreements relating thereto.

         IN WITNESS WHEREOF, the undersigned have executed this agreement as of the date first written above.

                                              PULITZER PUBLISHING COMPANY


                                              By: /s/ Michael E. Pulitzer
                                                  ------------------------------
                                                  Michael E. Pulitzer

                                                  /s/ John Kueneke
                                                  ------------------------------
                                                  John Kueneke






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